Amendment Number Two to
                              Subadvisory Agreement

Schedule A of the Subadvisory Agreement between American Express Financial Corporation ("AEFC") and Royce & Associates, LLC, a New York corporation ("Subadvisor") dated October 1, 2001, is amended as of November 13, 2003 to read as follows:

     Compensation pursuant to Paragraph 4 of the Subadvisory Agreement shall be calculated in accordance with the following schedule, with respect to assets that are subject to the Subadviser's investment discretion in the following funds:

     For the combined assets of:

          o AXP Partners Small Cap Value Fund, a series of AXP Partners Series, Inc. (agreement between the Fund and AEFC dated December 1, 2002) and

          o AXP VP Partners Small Cap Value Fund, a series of AXP VP-Partners Series, Inc. (agreement between the Fund and AEFC dated December 1, 2002)

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Average Daily Net Assets*                               Rate
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First $100 million                                      80 bp
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Next $50 million                                        70 bp
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Next $50 million                                        65 bp
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Thereafter                                              60 bp
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*When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate. For example, if average daily net assets are $150 million, a rate of 80 bp will apply to $100 million and a rate of 70 bp will apply to $50 million.

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below.

AMERICAN EXPRESS                                ROYCE & ASSOCIATES, LLC
FINANCIAL CORPORATION


By: /s/ Paula R. Meyer                          By: /s/ John D. Diederich
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          Signature                                        Signature

        Paula R. Meyer                          Name:   John D. Diederich
                                                             Printed
        Senior Vice President and
        General Manager - Mutual Funds          Title:  Chief Operating Officer
                                                             Printed